UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2026

BAIN CAPITAL SPECIALTY FINANCE, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01175	81-2878769
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Clarendon Street 37th Floor
Boston, Massachusetts		02116
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 516-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BCSF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On November 9, 2026, Bain Capital Specialty Finance, Inc. (the “Company”) issued a press release announcing its financial results for the third quarter ended September 30, 2026. A copy of the press release is attached hereto as Exhibit 99.1.

The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 furnished herewith, is being furnished and shall not be deemed “filed” for any purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such Section. The information in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2026, the Board of Directors (the “Board”) of the Company, on the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Amrit Kanwal, 61, as an independent Class III director of the Company. Effective upon the appointment of Mr. Kanwal as a director, the Board (i) amended and restated the Company’s bylaws (as amended, the “Amended and Restated Bylaws”) to increase the maximum number of authorized directors serving on the Board from eight to nine; and (ii) expanded the size of the Board from eight to nine members. The Board also appointed Mr. Kanwal to the Company’s Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee. A copy of the press release issued on November 9, 2026, to announce Mr. Kanwal’s appointment is attached hereto as Exhibit 99.2.

Mr. Kanwal is an accomplished C-suite executive leader and board director with extensive financial and strategic expertise across financial services, mutual funds, and consumer goods. Effective November 4, 2026, Mr. Kanwal was also appointed as an independent trustee of Bain Capital Private Credit, a non-traded business development company that is externally managed by an affiliate of BCSF Advisors, LP, the Company’s investment adviser and a subsidiary of Bain Capital Credit, LP. Mr. Kanwal currently serves as an independent director for Columbia Threadneedle Investments and as a director of the Arete Newbury Fund. Mr. Kanwal previously held board positions at MFS Investment Management, Aditya Birla Sun Life Asset Management, Meridian Funds, PanAgora Asset Management, among others. Additionally, Mr. Kanwal previously served as Executive Vice President and Chief Financial Officer of MFS Investment Management and Chief Financial Officer of Putnam Investments.

Mr. Kanwal’s initial term as a Class III director will expire at the annual meeting of shareholders of the Company to be held in 2028. The Board has determined that Mr. Kanwal is independent within the meaning of the independence standards of the U.S. Securities and Exchange Commission and the New York Stock Exchange.

There are no arrangements or understandings between Mr. Kanwal and any other persons pursuant to which Mr. Kanwal was appointed as a director of the Company. There are no family relationships between Mr. Kanwal and any director or executive officer of the Company. There are no transactions in which Mr. Kanwal has an interest requiring disclosure under Item 404(a) of Regulation S-K. Mr. Kanwal will be entitled to the compensation received by the Company’s Independent Directors.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As disclosed above, on November 4, 2026, the Board approved the Amended and Restated Bylaws to increase the maximum number of authorized directors serving on the Board from eight to nine. All of the other provisions of the Amended and Restated Bylaws remain in full force and effect.

The Amended and Restated Bylaws became effective immediately.

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 8.01 Other Events.

On November 9, 2026, the Company issued a press release announcing the declaration of a fourth fiscal quarter 2026 dividend of $0.42 per share. The fourth fiscal quarter 2026 dividend of $0.42 per share is for stockholders of record as of December 15, 2026 and payable no later than the close of business on December 29, 2026. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

3.1	Amended and Restated Bylaws
99.1	Press Release, dated November 9, 2026
99.2	Press Release, dated November 9, 2026

104	Cover page interactive data file (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAIN CAPITAL SPECIALTY FINANCE, INC.

Date:	November 9, 2026	By:	/s/ Sabrina Rusnak-Carlson
Name: Sabrina Rusnak-Carlson Title: General Counsel